As filed with the Securities and Exchange Commission on December 27, 2010

Registration No. 333-169476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREEKTOWN SUPERHOLDINGS, INC.

(Exact name of registrant as specified in its organizational document)

DELAWARE
(State or other jurisdiction of incorporation or organization)

7990
(Primary Standard Industrial Classification Code Number)

27-2216916
(IRS Employer Identification No.)

555 East Lafayette
Detroit, MI 48226
(313) 223-2999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clifford J. Vallier
555 East Lafayette
Detroit, MI 48226
(313) 223-2999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Allan S. Brilliant
Richard A. Goldberg
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Telephone: (212) 698-3500
Facsimile: (212) 698-3599

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)

Series A 13% Senior Secured Notes due 2015	$280,167,000	100%	$280,167,000	$19,975.91
Series B 13% Senior Secured Notes due 2015	$104,833,000	100%	$104,833,000	$7,474.59
Guarantees of Series A 13% Senior Secured Notes due 2015 by each of the Additional Registrants listed below	N/A	N/A	N/A	(3)
Guarantees of Series B 13% Senior Secured Notes due 2015 by each of the Additional Registrants listed below	N/A	N/A	N/A	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Equal to $71.30 per $1,000,000 of the proposed maximum aggregate offering price. The filing fees were previously paid in connection with the Registration Statement of Form S-4 (File No. 333-169476) previously filed by the registrants.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Organizational Document*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.

Greektown Newco Sub, Inc.	Delaware	7990	27-2217104

Greektown Holdings, L.L.C.	Michigan	7990	20-3579386

Greektown Casino, L.L.C.	Michigan	7990	38-3337941

Realty Equity Company, Inc.	Michigan	7990	38-1292405

Contract Builders Corporation	Michigan	7990	38-2178721

* The address, including zip code, and telephone number, including area code, for each of the additional registrants’ principal executive offices are the same as such information for Greektown Superholdings, Inc.

EXPLANATORY NOTE

          This Amendment No. 4 is being filed solely for the purpose of amending Exhibit 5.1 of the Registration Statement. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 5.1. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Greektown Superholdings is a company organized under the laws of the State of Delaware.

          Our Certificate of Incorporation and Bylaws include provisions that generally eliminate personal liability of our directors and officers for breaches of their fiduciary duty. These provisions do not eliminate liability for: (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (ii) in respect of any claim, issue or matter as to which a director or officer has been finally adjudged by a court of competent jurisdiction to be liable to Greektown Superholdings, unless, and only to the extent that, the Court of Chancery of Delaware or another court in which the proceeding for which the director or officer is seeking indemnification determines that, despite adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnification for expenses deemed proper by such court.

          Our Bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. Our Bylaws permit us to indemnify our employees to the fullest extent authorized by the Delaware General Corporation Law, when authorized from time to time by the board of directors. We are authorized to carry directors’ and officers’ insurance protecting us, any director, officer or employee, against any expense, liability or loss, whether or not we would have the power to indemnify such person.

          The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, we may be adversely affected to the extent we pay the costs of settlement and damage awards pursuant to these indemnification provisions.

          The Bylaws also provide that indemnification provided for in the Bylaws will not be deemed exclusive of any other rights to which the indemnified party may be entitled and that any repeal or modification of the Bylaws’ indemnification provisions will be prospective only and will not adversely affect the rights of any director or officer in effect at the time of any act or omission occurring prior to such repeal or modification.

          In addition to the above, Greektown Superholdings may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in Greektown Superholdings’ Certificate of Incorporation or the Bylaws. The Board of Directors has approved a form of indemnification agreement for each member of the Board of Directors of the Company pursuant to which the Company would agree to indemnify each director (and provide expense advancement) to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director of the Company.

          There is no pending litigation or proceeding involving a director, officer or employee of Greektown Superholdings as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The attached Exhibit Index is incorporated herein by reference.

Item 22.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ George Boyer

Name:	George Boyer
Title:	Executive Chairman of the Board

Signature	Title	Date

/s/ George Boyer	Executive Chairman of the Board, Chairman
of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier
President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*

John I. Bitove	Director	December 27, 2010

*

Freman Hendrix	Director, Vice Chairman of the Board	December 27, 2010

*

Yvette E. Landau	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

GREEKTOWN NEWCO SUB, INC.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer

Signature	Title	Date

Executive Chairman of the Board, Chairman
/s/ George Boyer	of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier	President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*
John I. Bitove*	Director	December 27, 2010

*
Freman Hendrix*	Director, Vice Chairman of the Board	December 27, 2010

*
Yvette E. Landau*	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

GREEKTOWN HOLDINGS, L.L.C.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer

Signature	Title	Date

Executive Chairman of the Board, Chairman
/s/ George Boyer	of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier	President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*
John I. Bitove*	Director	December 27, 2010

*
Freman Hendrix*	Director, Vice Chairman of the Board	December 27, 2010

*
Yvette E. Landau*	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No.4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

GREEKTOWN CASINO, L.L.C.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer

Signature	Title	Date

Executive Chairman of the Board, Chairman
/s/ George Boyer	of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier	President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*
John I. Bitove*	Director	December 27, 2010

*
Freman Hendrix*	Director, Vice Chairman of the Board	December 27, 2010

*
Yvette E. Landau*	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

CONTRACT BUILDERS CORPORATION

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer

Signature	Title	Date

Executive Chairman of the Board, Chairman
/s/ George Boyer	of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier	President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*
John I. Bitove*	Director	December 27, 2010

*
Freman Hendrix*	Director, Vice Chairman of the Board	December 27, 2010

*
Yvette E. Landau*	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant duly caused this Amendment No. 4 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 27, 2010.

REALTY EQUITY COMPANY

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer

Signature	Title	Date

Executive Chairman of the Board, Chairman
/s/ George Boyer	of the Board, Director (Principal Executive
George Boyer	Officer)	December 27, 2010

/s/ Clifford J. Vallier	President, Chief Financial Officer and
Clifford J. Vallier	Treasurer (Chief Accounting Officer)	December 27, 2010

*
John I. Bitove*	Director	December 27, 2010

*
Freman Hendrix*	Director, Vice Chairman of the Board	December 27, 2010

*
Yvette E. Landau*	Director	December 27, 2010

* By Clifford J. Vallier as attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Second Amended Joint Plans of Reorganization filed with the United States Bankruptcy Court for the Eastern District of Michigan on December 7, 2009. (Schedules omitted. The Registrant hereby agrees to provide the omitted schedules to the Plan supplementally to the Securities and Exchange Commission upon request.)*

3.1	Certificate of Incorporation of Greektown Superholdings, Inc.*

3.2	Certificate of Amendment to the Certificate of Incorporation of Greektown Superholdings, Inc.*

3.3	Bylaws of Greektown Superholdings, Inc.*

4.1	Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated December 29, 2009.*

4.2	Form of Series A Preferred Stock Warrant.*

4.3	Indenture, dated June 30, 2010, by and among Greektown Superholdings, Inc., Wilmington Trust FSB and certain subsidiaries of Greektown Superholdings, Inc.**

5.1	Opinion of Dechert LLP.

10.1	Revised Development Agreement, dated August 5, 2002, by and among the City of Detroit, The Economic Development Corporation of the City of Detroit and Greektown Casino, L.L.C.*

10.2	Lease between Adam J. Maida Roman Catholic Archbishop of the Archdiocese of Detroit and Greektown Casino, LLC dated August 28, 2006.*

10.3	Amended Settlement Agreement dated February 22, 2010 among the City of Detroit, Greektown Casino, L.L.C., Greektown Holdings, L.L.C. and the other affiliated debtors and debtors in possession.*

10.4

Collective Bargaining Agreement effective June 13, 2008, by and between Greektown Casino, LLC., dba Greektown Casino, and the International Union, Security, Police, Fire Professionals Of America (IUSPFPA), and its Amalgamated Local #1227.*

10.5	Collective Bargaining Agreement dated October 17, 2007, between Greektown Casino, LLC, and The Detroit Casino Council.*

10.6	Consulting Agreement dated February 12, 2010, by and between Greektown Casino, L.L.C., and WG-Michigan LLC.*

10.7	Indemnification Agreement dated March 31, 2010, by and among Greektown Superholdings, Inc., George Boyer and certain other parties thereto.*

10.8	Indemnification Agreement dated March 31, 2010, by and among Greektown Superholdings, Inc., Cliff J. Vallier and certain other parties thereto.*

10.9	Purchase and Put Agreement, dated November 2, 2009, by and among the Put Parties.***

10.10	First Amendment to the Purchase and Put Agreement, dated January 11, 2010, by and among the Put Parties.***

10.11	Disclosure Statement filed with the United States Bankruptcy Court for the Eastern District of Michigan on December 7, 2009. ****

10.12

Form of Litigation Trust Agreement, to be entered into by and among the Debtors, the trustee for the Litigation Trust and certain members of the governing board of the Litigation Trust appointed pursuant to the Plan.***

10.13	Form of Litigation Trust 8% Promissory Note.***

10.14	Letter Agreement, dated November 13, 2009, by and among the Put Parties and certain pre-petition lenders.***

10.15	Form of Management Agreement, to be entered into by and between Greektown Superholdings, Inc. and WG-Michigan, LLC. ****

10.16	Greektown Superholdings, Inc. Stock Incentive Plan.*****

10.17

Pledge and Security Agreement, dated June 30, 2010, by and among Greektown Superholdings, Inc., Greektown Newco Sub, Inc., Greektown Holdings, L.L.C., Greektown Casino, L.L.C., Realty Equity Company Inc., Contract Builders Corporation and Comerica Bank.*****

10.18

Pledge and Security Agreement, dated June 30, 2010, by and among Greektown Superholdings, Inc., Greektown Newco Sub, Inc., Greektown Holdings, L.L.C., Greektown Casino, L.L.C., Realty Equity Company Inc., Contract Builders Corporation and Wilmington Trust FSB*****.

10.19	Credit Agreement, dated June 30, 2010, by and between Greektown Superholdings, Inc. and Comerica Bank.**

10.20	Form of Indemnification Agreement, to be entered into by and between Greektown Superholdings, Inc. and the members of the Board of Directors.

12.1	Statement regarding computation of ratio of earnings to fixed charges.*****

16.1	KPMG Letter dated March 31, 2010.*

21.1	List of Subsidiaries of Greektown Superholdings, Inc.*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.*******

24.1	Powers of Attorney.*****

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wilmington Trust FSB.*****

99.1	Form of Letter of Transmittal. ******

99.2	Form of Notice of Guaranteed Delivery. ******

99.3	Form of Letter to Holders. ******

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. ******

99.5	Form of Letter to Clients. ******

* Previously filed with Form 10

** Previously filed with Form 8-K on July 2, 2010

*** Previously filed with Amendment No. 1 to Form 10

**** Previously filed with Amendment No. 2 to Form 10

***** Previously filed with Form S-4 on September 17, 2010

****** Previously filed with Amendment No. 1 to Form S-4 on November 4, 2010

******* Previously filed with Amendment No. 3 to Form S-4 on December 15, 2010